UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 12, 2007

Imperiali, Inc.
(Exact name of registrant as specified in this charter)

Florida		65-0574887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 s. Flagler Dr., Suite 800W, West Palm Beach, Fl.		33139
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code: (561) 805-9494

(Former Name or Former Address, if Changes Since Last Report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of principal Officers.
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On November 12, 2007, the Board of Directors accepted the resignation of Stuart Ferguson as Interim Chief Financial Officer and Keith Feldman as Interim Chief Compliance Officer as submitted to the Board on November 12, 2007. There were no disagreements with Mr. Ferguson or Mr. Feldman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

On November 12, 2007, the Board of Directors appointed Brad Hacker, CPA as the interim Chief Financial Officer for the Company. In addition Mr. Hacker’s accounting firm, Kramer Weisman and Associates will handle the day to day finance and accounting duties of the company. Duties include consultation on accounting and operational matters as may be required. The engagement will include the aforementioned consultation and will include but is not limited to the following:

•	Preparing and issuing consolidated monthly financial statements. We will not audit or review such financial statements.
•	Preparing of annual audit work papers for outside auditors and year end financial statement
•	As applicable preparation of SEC filings as required (i.e., 8-K, 10-QSB, 10-KSB, etc.)
•	Serving as the company’s financial liaison with external auditors, attorneys, investment bankers and traditional bankers
•	Assistance preparing and presenting business plans, budgets, and financial projections
•	Tax services as requested
•	Other duties consistent with those of a finance/accounting department

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERIALI, INC

By	/s/ Daniel Imperato
Interim Chief Executive Officer

Date: November 16, 2007